Exhibit  6.2


I, Madhava Rao Mankal, hereby resign as a director officer of Xtreme Companies, Inc. a Nevada corporation in order to pursue other interests, effective this 22nd day of January 2004 in order to pursue other interest.


/s/  Madhava  Rao  Mankal
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Madhava  Rao  Mankal